UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8 K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 18, 2013

GLOBAL CLEAN ENERGY HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-12627	87-0407858
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 W. Broadway, Suite 650 Long Beach, California		90802
(Address of principal executive offices)		(Zip Code)
(310) 641-4234
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8 K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a 12 under the Exchange Act (17 CFR 240.14a 12).

☐	Pre-commencement communications pursuant to Rule 14d 2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 4.01                      Changes in Registrant’s Certifying Accountant.

Hansen, Barnett & Maxwell, P.C. (“HBM”), the independent registered public accounting firm of Global Clean Energy Holdings, Inc. (the “Company”), informed the Company that its operations have been acquired by another firm and that it will no longer be providing public accounting services as Hansen, Barnett & Maxwell, P.C.  As a result, on September 18, 2013 HBM resigned as the Company’s independent registered public accounting firm.  The Company has not yet engaged a new firm as its independent registered public accounting firm.

The reports of HBM regarding the Company’s financial statements as of and for the fiscal years ended December 31, 2012 and 2011 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except for the “going concern” matter. During the years ended December 31, 2012 and 2011, and during the period from December 31, 2012 through September 18, 2013, the date of resignation, there were no disagreements with HBM on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of HBM would have caused it to make reference to the subject matter of the disagreements in connection with its reports. During the Company’s two most recent fiscal years and the subsequent interim period through September 18, 2013, there were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K.

The Company provided HBM with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission and requested that HBM furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with above statements and, if it does not agree, the respects in which it does not agree.  A copy of the letter, dated September 18, 2013, is filed as Exhibit 16.1 (which is incorporated by reference herein) to this Current Report on Form 8-K.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.                                Description

16.1                      Letter from Hansen, Barnett & Maxwell, P.C. dated September 19, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 19, 2013	GLOBAL CLEAN ENERGY HOLDINGS, INC. By: /s/ Richard Palmer Richard Palmer Chief Executive Officer